SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 7, 2004

(Date of earliest event reported)

ACTION PRODUCTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-13118	59-2095427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(Address of principal executive offices, zip code)

(407) 481-8007

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits.

(c)	Exhibit No.	Description
	99(a)	Press release, dated: April 7, 2004, issued by Action Products International, Inc.

Item 12. Results of Operations and Financial Condition.

On April 7, 2004, Action Products International, Inc. (the “Company”) issued a press release setting forth the Company’s, first-quarter 2004 revenues. A copy of the Company’s press release is attached hereto as Exhibit 99(a).

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION PRODUCTS INTERNATIONAL, INC.

Date: April 8, 2004	By:	/s/ ROBERT L. BURROWS
Robert L. Burrows
Chief Financial Officer